ITEM 77 E Legal Proceedings

LEGAL PROCEEDINGS
Since October
2003 Federated
and related
entities
collectively
Federated and
various
Federated funds
Funds have been
named as
defendants
in several
class action
lawsuits now
 pending in
the
United States
District Court
for the District
of Maryland The
lawsuits were
purportedly
filed on behalf
of people who
purchased owned
andor redeemed
shares of
Federatedsponsored
mutual funds during
specified periods
beginning November
1 1998 The suits are
generally similar in
alleging that Federated
engaged in illegal and
improper trading
practices including
market timing and
late
trading in concert
with
certain institutional
traders which allegedly
caused financial injury
to the mutual fund
shareholders
These lawsuits began
to be filed shortly
after Federateds first
 public announcement
that it had received
 requests for information
on shareholder
trading activities in
the Funds from the SEC
the Office of the New
York State Attorney
General NYAG and other
authorities In that
regard
on November 28 2005
Federated announced
that
it had reached final
settlements with the
SEC and the NYAG with
respect to those
matters
Specifically the SEC
and NYAG settled
proceedings against
three
Federated subsidiaries
involving undisclosed
market timing arrangements
and late
trading The SEC made
findings that Federated
 Investment Management
Company FIMC an SECregistered
 investment adviser
to various Funds
and Federated Securities
Corp an SECregistered
brokerdealer and distributor
for the Funds violated
provisions of the
Investment Advisers Act
and Investment Company
Act by approving but not
 disclosing three market
timing arrangements or the
associated conflict of
interest between
FIMC and the funds involved
in the arrangements either
 to other fund shareholders
 or to the funds board and
that Federated Shareholder
Services Company formerly
an SECregistered transfer
 agent failed to prevent
a customer and a Federated
employee from late trading
in violation
of provisions of the
Investment Company Act
The NYAG found that
such conduct violated
provisions of New York
State law Federated
entered
into the settlements
without admitting or
denying the regulators
findings As Federated
previously reported in
2004 it has already paid
approximately 80 million
to certain funds as
determined by an
independent consultant
As part of these
settlements Federated
agreed to pay
disgorgement and a
civil money penalty
in the aggregate amount
 of an additional 72
million and among
other things agreed
that it would not
serve as investment
adviser to any
registered investment
company unless i at least
75 of the funds directors
are independent of Federated
ii the chairman of
each such fund is
independent of Federated
iii no action may be taken
 by the funds board or any
committee thereof
unless approved by a
 majority of the independent
trustees of the fund or
committee respectively and
iv the fund appoints a senior
 officer who
reports to the independent
trustees and is responsible
for monitoring compliance by
the fund with applicable
laws and fiduciary duties
and for
managing the process by
which management fees charged
to a fund are approved
The settlements are described
in Federateds announcement
which along with previous
press releases and related
communications on those
matters is available in the
About Us section of Federateds
website at FederatedInvestorscom
Federated entities have also
been named as defendants
in several additional
lawsuits that are now pending
 in the United States District
 Court for
the Western District of
 Pennsylvania alleging
among other things excessive
advisory and Rule 12b1
fees
The Board of the Funds
retained the law firm of
 Dickstein Shapiro LLP to
 represent the Funds in
each of the lawsuits
described in the
preceding two paragraphs
 Federated and the Funds
 and their respective
counsel have been defending
 this litigation and none
of the Funds
remains a defendant in
any of the lawsuits
though some could potentially
receive any recoveries as
nominal defendants Additional
lawsuits based
upon similar allegations
 may be filed in the future
 The potential impact of
these lawsuits all of which
seek unquantified damages
 attorneys fees
and expenses and future
 potential similar suits
is uncertain Although we
 do not believe that these
lawsuits will have a material
 adverse effect on
the Funds there can be no
assurance that these suits
 ongoing adverse publicity
andor other developments
 resulting from the regulatory
investigations will not
result in increased Fund
redemptions reduced sales
of Fund shares or other
adverse consequences for
the Funds


Current as of  81894